EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
1 (888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Mitchell Feiger - President and Chief Executive Officer
E-Mail: mfeiger@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial, Inc. Announces Death of Director

CHICAGO (March 28, 2006) - MB Financial, Inc. (NASDAQ: MBFI) announced today that Clarence Mann, a director of the Company, passed away on March 26, 2006. Mr. Mann served as a member of MB Financial Inc.’s Board of Directors since 1992. Mitchell Feiger, the Company's President and CEO, said, "It is with great sadness that we announce the passing of Clarence Mann. He was an outstanding Director of the Company and was an inspiration to all of us. He will be missed not only as a business colleague, but also as a friend. We extend our deepest sympathies to his wife, Bernice, as well as to the entire Mann family."

MBFI is the $5.7 billion holding company for MB Financial Bank, N.A., and Union Bank N.A. (Oklahoma). MB Financial Bank (www.mbfinancial.com) is a locally operated financial institution, which has been delivering competitive personalized service for more than 90 years to privately-owned, middle-market companies as well as to individuals who live and work in the Chicago metropolitan area.

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This news release may contain forward-looking statements that involve risk and uncertainties, with respect to the results of operations and other uncertainties that may not be known or anticipated by the Company. While management of the Company uses its best efforts to be accurate in making forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from the future results indicated in such forward-looking statements.